Exhibit 99.1

SearchMedia To File Form 12b-25 related to Form 10-K Filing

Shanghai, China, March 31, 2010 — SearchMedia Holdings Limited (“SearchMedia” or the “Company”) (NYSE Amex: IDI, IDI.WS), one of China’s leading nationwide multi-platform media companies, intends to file a Form 12b-25 with the Securities and Exchange Commission on April 1, 2010, to delay the filing of its Annual Report on Form 10-K for the year ended December 31, 2009.

SearchMedia’s review of 2009 financial results is taking longer than anticipated as the Company is assessing the materiality of certain uncollectible accounts receivable related to sales generated primarily in the in-elevator business, which the Company believes will likely result in significant adjustments from previously disclosed estimated financial results for 2009. The Company has begun discussions with several of the original SearchMedia shareholders to address appropriate remedies, which may include cancellation of some of the shares issued in the Share Exchange Agreement. In completing the 2009 financial results, the Company also needs additional time to complete its review of the reverse capitalization structure and other matters which are still being reviewed.

Paul Conway, Chief Executive Officer of SearchMedia, stated, “During the preparation of our 2009 year-end financial statements, we determined that some of the accounts receivable primarily related to the in-elevator business may not be collectible. This could materially impact our revenue and net income for 2009, and as such, we believe it is prudent that we extend our financial audit beyond the March 31, 2010 filing deadline for our Fiscal Year 2009 annual report. We expect to release our 2009 year-end financial results by April 15th, 2010.

Conway continued, “While this situation is disappointing, our senior team, including myself and other recent strategic hires, have quickly and significantly enhanced our internal controls and processes. New staff at our in-elevator business has helped to rationalize the operations and resume growth. Our billboard and subway business remains strong and we continue to build our revenue base and expand our presence in China through new concessions which will increase profitability in 2010. The Company has also made significant progress on new organic and acquisition growth opportunities, in addition to entering into new long-term agreements with management of our operating subsidiaries to enhance the long term growth of our company.”

The complete and final results of the Company’s assessment of its internal controls and financial results will be disclosed in its Annual Report on Form 10-K for the year ended December 31, 2009.

About SearchMedia
SearchMedia is a leading nationwide multi-platform media company and one of the largest operators of integrated outdoor billboard and in-elevator advertising networks in China. SearchMedia currently operates a network of over 1,500 high-impact billboards with over 500,000 square feet of surface display area and one of China’s largest networks of in-elevator advertisement panels consisting of approximately 125,000 frames in 50 cities throughout China. Additionally, SearchMedia operates a network of large-format light boxes in concourses of eleven major subway lines in Shanghai. SearchMedia’s core outdoor billboard and in-elevator platforms are complemented by its subway advertising platform, which together enable it to provide multi-platform, “one-stop shop” services for its local, national and international advertising clients.

Forward-Looking Statements
Any statements contained in this press release that do not describe historical facts, including statements about SearchMedia’s beliefs and expectations, may constitute forward-looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expect,” “anticipate,” “future,” “intend,” “plan,” “believe,” “estimate,” “confident” and similar statements. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to: the collectability of certain accounts receivable, our ability to achieve long-term profitable growth, the integration of new management into our current management team, that discussions with original shareholders of SearchMedia may not be concluded successfully and we may not be able to achieve satisfactory remedies or cancel any shares issued pursuant to the Share Exchange Agreement; that there may be additional discoveries that negatively impact our revenues and net income or the adjustments may be greater than anticipated; that there may be uncollectible accounts receivable or other issues impacting financial results in the Company’s operating businesses beyond the in-elevator business; that we may be unable to complete our review in time to release our financial results by April 15, 2010; that the billboard and subway businesses may be weaker than anticipated and we may not be able to build our revenue bases or expand our presence in China through new concessions or at all; that potential acquisition and growth opportunities may not materialize or may not be completed; that we may be unable to enter into long term agreements with management of our operating subsidiaries on terms satisfactory to us; and the risks that there are uncertainties and matters beyond the control of management, and other risks outlined in our filings with the U.S. Securities and Exchange Commission. SearchMedia cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. SearchMedia does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

For more information, please contact:
In Beijing: Michael Tieu: +86-10-6599-7960
In New York: Ashley M. Ammon: (646) 277-1227